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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-64438 of Sierra Pacific Resources on Form S-3 of our report dated February 23, 2001 (March 9, 2001 as to Note 20) appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Reno, Nevada
August 7, 2001